UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 1, 2010, an indirect, wholly owned subsidiary of Chesapeake Lodging Trust (the “Company”) acquired the 188-room Hilton Checkers Los Angeles hotel from Kalpana, LLC and 535 Grand Avenue, LLC for a purchase price of $46.0 million, plus customary pro-rated amounts and closing costs. The Company funded the purchase price from the proceeds of its initial public offering, which was completed in January 2010. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Hilton Checkers Los Angeles

Report of Independent Auditors

Combined Balance Sheets as of March 31, 2010 (Unaudited) and December 31, 2009 and 2008

Combined Statements of Operations for the three months ended March 31, 2010 and 2009 (Unaudited), and for the years ended December 31, 2009 and 2008

Combined Statements of Net Assets for the three months ended March 31, 2010 (Unaudited), and for the years ended December 31, 2009 and 2008

Combined Statements of Cash Flows for the three months ended March 31, 2010 and 2009 (Unaudited), and for the years ended December 31, 2009 and 2008

Notes to the Combined Financial Statements

(b) Pro forma financial information.

Chesapeake Lodging Trust

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2010

Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2010

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2009

(d) Exhibits.

Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2010	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit Number	Exhibit Description

23.1	Consent of Ernst & Young LLP

99.1	Press release issued June 1, 2010

Report of Independent Auditors

To Tarsadia Hotels (as agent for the Hilton Checkers Los Angeles):

We have audited the accompanying combined balance sheets of Hilton Checkers Los Angeles (the Hotel), as of December 31, 2009 and 2008, and the related combined statements of operations, net assets and cash flows for each of the two years then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Hotel’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Hotel at December 31, 2009 and 2008, and the results of their combined operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

April 28, 2010

Hilton Checkers Los Angeles

Combined Balance Sheets

	March 31, 2010 (Unaudited)	December 31, 2009	December 31, 2008
Assets
Real estate, net	$39,895,291	$40,911,783	$42,084,126
Cash and cash equivalents	582,921	613,800	85,208
Restricted cash	5,412	5,412	51,180
Notes receivable	9,178,000	9,178,000	9,100,000
Accounts receivable	285,073	290,745	181,669
Inventory	49,163	49,316	49,785
Prepaid expense and other assets	355,349	178,787	215,854

Total assets	$50,351,209	$51,227,843	$51,767,822

Liabilities and net assets
Liabilities:
Accounts payable	$307,549	$1,116,207	$387,613
Accrued expenses and other liabilities	674,698	472,731	501,123
Note payable	667,475	667,475	667,475
Mortgage loan payable	37,972,587	38,190,493	36,098,743

Total liabilities	39,622,309	40,446,906	37,654,954
Net assets	10,728,900	10,780,937	14,112,868

Total liabilities and net assets	$50,351,209	$51,227,843	$51,767,822

See notes to combined financial statements.

Hilton Checkers Los Angeles

Combined Statements of Operations

	For the Three-Month Period Ended		Year Ended
	March 31, 2010 (Unaudited)	March 31, 2009 (Unaudited)	December 31, 2009	December 31, 2008
Departmental revenues:
Rooms	$2,475,518	$2,280,367	$9,519,501	$11,639,207
Food and beverage	510,282	416,930	1,742,218	2,139,847
Telecommunications	39,968	35,596	158,532	172,044
Other	260,852	189,684	808,832	936,942

Total departmental revenues	3,286,620	2,922,577	12,229,083	14,888,040

Departmental expenses:
Rooms	625,399	635,318	2,481,211	2,903,892
Food and beverage	502,522	448,809	1,770,079	1,881,143
Telecommunications	14,560	17,453	69,471	126,224
Other	47,585	39,974	148,551	162,271

Total departmental expenses	1,190,066	1,141,554	4,469,312	5,073,530

Operating expenses:
Administrative and general	218,204	223,296	842,721	987,508
Marketing and sales	383,503	337,983	1,442,651	1,705,997
Depreciation	1,016,492	921,303	3,941,957	3,708,780
Property operation and maintenance	197,170	191,019	735,538	791,030
Utilities	143,664	100,639	455,934	436,525
Management fee	98,599	87,677	366,872	446,641
Real estate and other property taxes	93,866	98,780	401,249	408,556
Amortization	15,235	15,235	60,941	39,670
Other fixed expense	9,969	3,620	39,546	4,143
Insurance	13,957	15,660	60,656	60,845

Total operating expenses	2,190,659	1,995,212	8,348,065	8,589,695

Other (expenses) income:
Interest expense	(293,701)	(328,858)	(1,235,425)	(1,689,182)
Interest income	161,343	175,382	658,798	12,383

	(132,358)	(153,476)	(576,627)	(1,676,799)

Net loss	$(226,463)	$(367,665)	$(1,164,921)	$(451,984)

See notes to combined financial statements.

Hilton Checkers Los Angeles

Combined Statements of Net Assets

Balance at January 1, 2008	$18,871,652
Contributions (distributions), net	(4,306,800)
Net loss	(451,984)

Balance at December 31, 2008	14,112,868
Contributions (distributions), net	(2,167,010)
Net loss	(1,164,921)

Balance at December 31, 2009	10,780,937
Contributions (distributions), net	174,426
Net loss	(226,463)

Balance at March 31, 2010 (unaudited)	$10,728,900

See notes to combined financial statements.

Hilton Checkers Los Angeles

Combined Statements of Cash Flows

	For the Three-Month Period Ended		Year Ended
	March 31, 2010 (Unaudited)	March 31, 2009 (Unaudited)	December 31, 2009	December 31, 2008
Operating activities
Net loss	$(226,463)	$(367,665)	$(1,164,921)	$(451,984)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	1,016,492	921,303	3,941,957	3,708,780
Amortization of deferred financing costs	15,235	15,235	60,941	39,670
Changes in operating assets and liabilities:
Accounts receivable	5,673	(308,200)	(109,076)	248,018
Inventory	155	(32,769)	469	4,914
Prepaid expense and other assets	(191,798)	(283,752)	(23,874)	(82,566)
Accounts payable and accrued expenses	(606,693)	54,699	700,200	91,163

Net cash provided by (used in) operating activities	12,601	(1,149)	3,405,696	3,557,995

Investing activities
Building improvement costs and equipment purchases	—	—	(2,769,612)	(311,966)
Notes receivable	—	—	(78,000)	(9,100,000)
Restricted cash	—	45,768	45,768	—

Net cash provided by (used in) investing activities	—	45,768	(2,801,844)	(9,411,966)

Financing activities
Repayment of loans	(217,906)	—	(908,250)	(381,551)
Additional loan borrowings	—	2,745,595	3,000,000	9,220,504
Capital contributions (distributions), net	174,426	(1,367,971)	(2,167,010)	(4,306,800)

Net cash (used in) provided by financing activities	(43,480)	1,377,624	(75,260)	4,532,153

Net (decrease) increase in cash and cash equivalents	(30,879)	1,422,243	528,592	(1,321,818)
Cash and cash equivalents at beginning of period	613,800	85,208	85,208	1,407,026

Cash and cash equivalents at end of period	$582,921	$1,507,451	$613,800	$85,208

Supplemental cash flow information
Cash paid (received) for interest, net	$292,973	$314,091	$608,391	$1,645,035

See notes to combined financial statements.

Hilton Checkers Los Angeles

Notes to the Combined Financial Statements

March 31, 2010 (unaudited) and December 31, 2009 and 2008

1. Organization

The combined financial statements of Hilton Checkers Los Angeles (the Hotel), present the combined financial position, results from operations and cash flows of the Hotel’s operations and the Land (as defined below). The Hotel is a full service hotel with 188 rooms located in downtown Los Angeles, situated on the Land that consists of approximately 0.23 acres and is leased to the owner of the Hotel (the Land) at 535 South Grand Avenue.

The Hotel is managed and operated by Tarsadia Hotels.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying combined financial statements have been prepared for purposes of enabling Chesapeake Lodging Trust to comply with certain requirements of the Securities and Exchange Commission. The combined financial statements of the Hotel and the Land are prepared in conformity with U.S. generally accepted accounting principles (GAAP). The combined financial statements include the assets, liabilities and results of operations of the Hotel and the Land and not the accounts of the limited liability companies that own the Hotel and the Land.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the realizability of accounts receivable, useful lives of real estate for purposes of determining depreciation expense and assessments as to whether there is impairment in the value of long-lived assets. Actual results could differ from those estimates.

Hilton Checkers Los Angeles

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Real Estate

Real estate is stated at cost less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are as follows:

Classification	Years

Building	39
Building improvements	15
Furniture, fixtures and equipment	5–7

Maintenance, minor repairs and replacements are expensed when incurred.

The Hotel reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss is recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposal is less than its carrying amount. No impairment loss has been identified or recorded in 2010, 2009 or 2008.

Cash and Cash Equivalents

Cash and cash equivalents include all cash on hand, cash held in financial institutions and other highly liquid investments with an initial maturity of three months or less when purchased. The cash balance may at times exceed federal depository insurance limits.

Restricted Cash

Restricted cash represents utility and liquor license deposits. This restricted cash balance is not available for use in the Hotel’s operations.

Revenue Recognition

Hotel income represents revenue derived from room, food, beverage and parking. Room revenue is recognized as room-stays occur. Food, beverage and parking revenue are recognized when services have been provided. Deposits received for future services are recorded within accounts

Hilton Checkers Los Angeles

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

payable and accrued expenses and are recognized as revenue when the services are provided. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable that is estimated to be uncollectible. The Hotel determined that no allowance for doubtful accounts was necessary as of March 31, 2010 (unaudited), December 31, 2009 and 2008.

Deferred Financing Costs

Deferred financing costs include fees and costs incurred to obtain financing and are amortized over the term of the related debt using the straight-line method, which approximates the effective-interest method. Amortization expense was $15,235 (unaudited) and $15,235 (unaudited) for the three months ended March 31, 2010 and 2009, respectively, and $60,941 and $39,670 for the years ended December 31, 2009 and 2008, respectively. Accumulated amortization was $123,463 (unaudited) as of March 31, 2010, and $108,228 and $47,287 as of December 31, 2009 and 2008, respectively.

Income Taxes

The owners of the Hotel and the Land are separate limited liability companies (the LLCs) and under the existing provisions of the Internal Revenue Code, income and losses of the LLCs flow through to the members of each LLC; accordingly, no provision for income taxes has been provided for in the accompanying combined financial statements of the Hotel and the Land.

Fair Value of Financial Instruments

As cash equivalents have maturities of less than three months, the carrying value of cash and cash equivalents approximates fair value. The fair values of the Hotel’s other financial instruments (including such items in the financial statement captions as accounts receivable, accounts payable and accrued expenses, and tenant deposits and prepaid rents) approximate their carrying values based on their nature and terms. Based upon management’s estimate of borrowing rates and loan terms currently available for variable rate financing, the fair value of the Hotel’s variable rate mortgage loans payable would approximate their carrying values as of March 31, 2010 and December 31, 2009 (see Note 5).

Hilton Checkers Los Angeles

Notes to Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements

Effective July 1, 2009, the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC or Codification) is the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP. The adoption of the FASB ASC does not impact the Hotel’s financial statements; however, the Hotel’s references to accounting literature within its notes to the combined financial statements reflect the Codification as of and for the years ended December 31, 2009 and 2008.

The Hotel adopted FAS No. 157 or ASC 820, on January 1, 2008, which defines fair value, establishes a framework for measuring fair value and enhances disclosures about fair value measurements required under other accounting pronouncements, but does not change existing guidance as to whether or not an instrument is carried at fair value. The adoption did not have a material impact on the combined financial statements.

The Hotel adopted FAS No. 141(R), or ASC 805, on January 1, 2009. This topic significantly changed how a reporting enterprise accounts for the acquisition of a business in fiscal years beginning after December 31, 2008. It applies to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, which was the beginning of the 2009 fiscal year. The adoption of this topic did not have a material impact on the combined financial statements.

The Hotel adopted FAS No. 160 or ASC 820-10-65-1, on January 1, 2009, which establishes new accounting and reporting standards for noncontrolling interests, previously known as minority interests, in a subsidiary and for the deconsolidation of a subsidiary. This topic is applied prospectively for fiscal years and interim periods within those fiscal years, beginning with the current fiscal year, except for the presentation and disclosure requirements, which are applied retrospectively for all periods presented. The adoption of this topic did not have a material impact on the combined financial statements.

Hilton Checkers Los Angeles

Notes to Financial Statements (continued)

3. Real Estate

Real estate as of March 31, 2010 (unaudited) and December 31, 2009 and 2008, is comprised of the following:

	March 31, 2010 (unaudited)	December 31, 2009	December 31, 2008

Land	$8,800,000	$8,800,000	$8,800,000
Building	20,438,381	20,438,381	20,192,287
Furniture, fixtures and equipment	24,860,013	24,860,013	22,336,493

Total real estate	54,098,394	54,098,394	51,328,780
Accumulated depreciation	(14,203,103)	(13,186,611)	(9,244,654)

Real estate, net	$39,895,291	$40,911,783	$42,084,126

Depreciation expense related to real estate totaled $1,016,492 (unaudited) and $921,303 (unaudited) for the three months ended March 31, 2010 and 2009, respectively, and $3,941,957 and $3,708,780 for the years ended December 31, 2009 and 2008, respectively.

4. Notes Receivable

As of March 31, 2010 (unaudited), December 31, 2009 and 2008, the Company has an outstanding notes receivable of $9,178,000, $9,178,000 and $9,100,000, respectively, bearing interest at a rate of 7.0%. The entire principal balance of the note is due on demand. Interest income earned on this note is $160,615 (unaudited) and $160,615 (unaudited) for the three months ended March 31, 2010 and 2009, respectively, and $637,000 and $0 for the years ended December 31, 2009 and 2008, respectively.

5. Loans Payable

As of March 31, 2010 (unaudited), December 31, 2009 and 2008, loans payable consist of an improvements mortgage bank loan of $26,093,337 (unaudited), $26,256,612 and $26,878,239, respectively, bearing interest at a rate of 30-day London Interbank Offered Rate (LIBOR) plus 2.35% (2.58% at December 31, 2009), with monthly principal payments amortized over 30 years, maturing on November 1, 2012. The improvements mortgage loan is collateralized by the Hotel’s buildings, structures and other tangible property. In addition, the Hotel has a renovation

Hilton Checkers Los Angeles

Notes to Financial Statements (continued)

5. Loans Payable (continued)

bank loan of $2,963,744 (unaudited), $2,972,250 and $0 as of March 31, 2010, December 31, 2009 and 2008, respectively, bearing interest at a rate of 30-day LIBOR plus 4.5% with a 7.0% rate floor (7% at December 31, 2009), with monthly principal payments amortized over 30 years, maturing on November 1, 2012. The Land is mortgaged with a bank loan of $8,915,506 (unaudited), $8,961,631 and $9,220,504 as of March 31, 2010, December 31, 2009 and 2008, respectively, bearing interest at the prime rate (3.25% at December 31, 2009), with monthly principal payments amortized over 30 years, maturing on July 1, 2013.

The Hotel and the Land owners were in compliance with all bank debt covenants for the years ended December 31, 2009 and 2008.

As of December 31, 2009, the principal repayments required for the next five years and thereafter are as follows:

2010	$850,350
2011	824,622
2012	28,031,618
2013	8,483,903

Total	$38,190,493

6. Commitments and Contingencies

Management Agreement

The Hotel is managed by a third party, Tarsadia Hotels (the Manager). The management agreement (the Agreement) provides for base management fee payments equal to 3% of gross revenues, as defined by the Agreement. The Agreement also provides for an incentive fee, negotiated between the Manager and the owner of the Hotel, on an annual basis. The Agreement automatically renews for additional one-year periods unless otherwise terminated by the owner of the Hotel. The Agreement can be terminated without payment of a fee for failure to perform, sale of the Hotel or an event of default. The combined financial statements reflect base management fees of $98,599 (unaudited) and $87,677 (unaudited) for the three months ended March 31, 2010 and 2009, and $366,872 and $446,641 incurred and paid during the years ended December 31, 2009 and 2008, respectively.

Hilton Checkers Los Angeles

Notes to Financial Statements (continued)

6. Commitments and Contingencies (continued)

Litigation

The Hotel is subject to legal proceedings and claims that arise in the normal course of business. As of March 31, 2010, December 31, 2009 and 2008, management is not aware of any asserted or pending litigation or claims against the Hotel that it expects to have a material adverse effect on the Hotel’s financial condition, results of operations or liquidity.

7. Subsequent Events

On April 14, 2010, the LLCs of the Hotel and the Land entered into a purchase agreement with Chesapeake Lodging Trust for the sale of the Hotel for $32,000,000 and for the sale of the Land for $14,000,000.

The Hotel evaluated subsequent events through April 28, 2010, for inclusion in the combined financial statements.

UNAUDITED PRO FORMA FINANCIAL INFORMATION OF CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust (the “Company”) was organized in the state of Maryland on June 12, 2009. On January 27, 2010, the Company completed its initial public offering (“IPO”). In conjunction with the IPO, the Company sold additional common shares through private placement transactions and through the exercise of the underwriters’ over-allotment option. The total net proceeds (after deducting initial and deferred underwriting fees and offering costs) generated from the IPO, the private placement transactions, and the exercise of the underwriters’ over-allotment option was approximately $169.4 million.

On March 18, 2010, the Company acquired its first hotel property, the 498-room Hyatt Regency Boston hotel in Boston, Massachusetts for a purchase price of $112.0 million, plus customary pro-rated amounts and closing costs. The effective date of the Hyatt Regency Boston hotel acquisition was March 1, 2010. The results of operations of the Company for the three months ended March 31, 2010 include 31 days of operating results for the Hyatt Regency Boston hotel.

On June 1, 2010, the Company acquired the 188-room Hilton Checkers Los Angeles hotel in Los Angeles, California for a purchase price of $46.0 million, plus customary pro-rated amounts and closing costs.

The unaudited pro forma balance sheet as of March 31, 2010 is based on the unaudited consolidated balance sheet of the Company as of March 31, 2010 and reflects the acquisition of the Hilton Checkers Los Angeles hotel as if the transaction had occurred on March 31, 2010. The unaudited pro forma statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 reflect the completion of the IPO and the acquisitions of the Hyatt Regency Boston hotel and Hilton Checkers Los Angeles hotel as if all transactions had been completed at the beginning of the periods presented.

The unaudited pro forma financial information does not purport to represent what the Company’s results of operations or financial condition would actually have been if the completion of the IPO or the acquisitions of the Hyatt Regency Boston hotel and Hilton Checkers Los Angeles hotel had in fact occurred at the beginning of the periods presented, or to project the Company’s results of operations or financial condition for any future period. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial statements, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s registration statement on Form S-11 (Reg. No. 333-162184) and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2010.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2010

(in thousands, except share data)

	Historical Chesapeake Lodging Trust	Acquisition of Hilton Checkers Los Angeles (1)	Pro Forma Chesapeake Lodging Trust
ASSETS
Property and equipment, net	$76,068	$45,947	$122,015
Intangible asset, net	36,083	—	36,083
Cash and cash equivalents	64,895	(46,164)	18,731
Restricted cash	73	—	73
Accounts receivable, net	1,742	15	1,757
Prepaid expenses and other assets	805	113	918

Total assets	$179,666	$(89)	$179,577

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$3,610	$147	$3,757
Deferred underwriting fees	7,586	—	7,586

Total liabilities	11,196	147	11,343

Commitments and contingencies

Preferred shares, $.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common shares, $.01 par value; 400,000,000 shares authorized; 9,349,339 shares issued and outstanding	93	—	93
Additional paid-in capital	169,678	—	169,678
Retained deficit	(1,301)	(236)	(1,537)

Total shareholders’ equity	168,470	(236)	168,234

Total liabilities and shareholders’ equity	$179,666	$(89)	$179,577

Footnotes:

(1)	Reflects the purchase of the Hilton Checkers Los Angeles hotel as if it had occurred on March 31, 2010 for $45,951. The acquisition was funded with proceeds from the Company’s IPO, which was completed on January 27, 2010. The pro forma adjustment reflects the following:

Cash paid of $45,928, net of hotel cash acquired of $23;

Cash paid of $236 for hotel acquisition costs;

Purchase of land, building, and furniture, fixtures and equipment of $45,947; and

Purchase of net working capital of $4.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust	Acquisition of Hyatt Regency Boston (1)	Acquisition of Hilton Checkers Los Angeles (2)	Pro Forma Adjustments		Pro Forma Chesapeake Lodging Trust
REVENUE
Rooms	$1,807	$2,541	$2,476	$—		$6,824
Food and beverage	528	688	510	—		1,726
Other	86	106	301	—		493

Total revenue	2,421	3,335	3,287	—		9,043

EXPENSES
Hotel operating expenses:
Rooms	467	713	625	—		1,805
Food and beverage	429	709	503	—		1,641
Other direct	46	124	62	—		232
Indirect	882	1,928	1,159	—		3,969

Total hotel operating expenses	1,824	3,474	2,349	—		7,647
Depreciation and amortization	208	811	1,031	(1,080	) (3)	970
Intangible asset amortization	22	32	—	76	(4)	130
Corporate general and administrative:
Stock-based compensation	400	—	—	44	(5)	444
Hotel property acquisition costs	674	—	—	236	(6)	910
Other	687	—	—	636	(7)	1,323

Total operating expenses	3,815	4,317	3,380	(88)		11,424

Operating income (loss)	(1,394)	(982)	(93)	88		(2,381)

Interest income	49	—	161	(161	) (8)	49
Interest expense	—	—	(294)	294	(9)	—

Income (loss) before income taxes	(1,345)	(982)	(226)	221		(2,332)

Income tax benefit (expense)	44	—	—	(16	) (10)	28

Net income (loss)	$(1,301)	$(982)	$(226)	$205		$(2,304)

Net loss per share:
Basic	$(0.14)					$(0.25)
Diluted	$(0.14)					$(0.25)

Weighted-average number of common shares outstanding:
Basic	9,061,090					9,098,647	(11)
Diluted	9,061,090					9,098,647	(11)

Footnotes:

(1)	Reflects the results of operations of the Hyatt Regency Boston hotel prior to the effective date of the Company’s acquisition of the hotel on March 1, 2010.
(2)	Reflects the historical unaudited combined statement of operations of the Hilton Checkers Los Angeles hotel for the three months ended March 31, 2010.
(3)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.
(4)	Reflects adjustment to amortization of intangible asset expense based on the Company’s cost basis in the acquired long-term air rights contract associated with the Hyatt Regency Boston hotel and its accounting policy for amortization. Intangible asset amortization is computed using the straight-line method over the term of the contract, which expires in 2079.
(5)	Reflects adjustment to record full three months of stock-based compensation expense for the Company’s board of trustees and executives with management contracts as if the Company had commenced operations on January 1, 2010.
(6)	Reflects adjustment to record transaction costs incurred to acquire the Hilton Checkers Los Angeles hotel.
(7)	Reflects adjustment to record full three months of corporate general and administrative expenses, including employee payroll and benefits, board of trustees fees, investor relations costs, professional services fees, and other costs of being a public company as if the Company had commenced operations on January 1, 2010.
(8)	Reflects removal of historical interest income associated with a note receivable not assumed in conjunction with the acquisition of the Hilton Checkers Los Angeles hotel.
(9)	Reflects removal of historical interest expense associated with debt not assumed in conjunction with the acquisition of the Hilton Checkers Los Angeles hotel.
(10)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions.
(11)	Reflects number of common shares issued and outstanding as if the Company’s IPO and private placement transactions had occurred on January 1, 2010.

CHESAPEAKE LODGING TRUST

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(in thousands, except share and per share data)

	Historical Chesapeake Lodging Trust (1)	Acquisition of Hyatt Regency Boston (2)	Acquisition of Hilton Checkers Los Angeles (3)	Pro Forma Adjustments		Pro Forma Chesapeake Lodging Trust
REVENUE
Rooms	$—	$24,120	$9,519	$—		$33,639
Food and beverage	—	8,193	1,742	—		9,935
Other	—	1,044	968	—		2,012

Total revenue	—	33,357	12,229	—		45,586

EXPENSES
Hotel operating expenses:
Rooms	—	6,153	2,481	—		8,634
Food and beverage	—	5,596	1,770	—		7,366
Other direct	—	637	218	—		855
Indirect	—	11,533	4,345	—		15,878

Total hotel operating expenses	—	23,919	8,814	—		32,733
Depreciation and amortization	—	4,409	4,003	(4,532	) (4)	3,880
Intangible asset amortization	—	197	—	322	(5)	519
Corporate general and administrative:
Stock-based compensation	—	—	—	1,774	(6)	1,774
Hotel property acquisition costs	—	—	—	910	(7)	910
Other	—	—	—	5,293	(8)	5,293

Total operating expenses	—	28,525	12,817	3,767		45,109

Operating income (loss)	—	4,832	(588)	(3,767)		477

Interest income	—	4	659	(637	) (9)	26
Interest expense	—	—	(1,236)	1,236	(10)	—

Income (loss) before income taxes	—	4,836	(1,165)	(3,168)		503

Income tax expense	—	—	—	(257	) (11)	(257)

Net income (loss)	$—	$4,836	$(1,165)	$(3,425)		$246

Net income per share:
Basic	$—					$0.03
Diluted	$—					$0.03

Weighted-average number of common shares outstanding:
Basic	100,000					9,098,647	(12)
Diluted	100,000					9,140,414	(13)

Footnotes:

(1)	The Company had no operations for the year ended December 31, 2009.
(2)	Reflects the historical audited statement of operations of the Hyatt Regency Boston hotel for the year ended December 31, 2009.
(3)	Reflects the historical audited combined statement of operations of the Hilton Checkers Los Angeles hotel for the year ended December 31, 2009.
(4)	Reflects adjustment to depreciation expense based on the Company’s cost basis in the acquired hotel properties and its accounting policy for depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for building and seven years for furniture, fixtures and equipment.
(5)	Reflects adjustment to amortization of intangible asset expense based on the Company’s cost basis in the acquired long-term air rights contract associated with the Hyatt Regency Boston hotel and its accounting policy for amortization. Intangible asset amortization is computed using the straight-line method over the term of the contract, which expires in 2079.
(6)	Reflects adjustment to record full year stock-based compensation expense for the Company’s board of trustees and executives with management contracts.
(7)	Reflects adjustment to record transaction costs incurred to acquire the hotel properties.
(8)	Reflects adjustment to record full year corporate general and administrative expenses, including employee payroll and benefits, board of trustees fees, investor relations costs, professional services fees, and other costs of being a public company.
(9)	Reflects removal of historical interest income associated with a note receivable not assumed in conjunction with the acquisition of the Hilton Checkers Los Angeles hotel.
(10)	Reflects removal of historical interest expense associated with debt which was not assumed in conjunction with the acquisition of the Hilton Checkers Los Angeles hotel.
(11)	Reflects adjustment to record pro forma income taxes related to the Company’s taxable REIT subsidiary subsequent to the hotel acquisitions.
(12)	Reflects number of common shares issued and outstanding as if the Company’s IPO and private placement transactions had occurred on January 1, 2009.
(13)	Reflects number of common shares issued and outstanding as if the Company’s IPO and private placement transactions had occurred on January 1, 2009, including the dilutive effect of granting restricted common shares to the Company’s independent trustees and executive officers upon completion of the IPO, including the shares granted to Graham J. Wootten upon his appointment as an executive officer.